Exhibit 99.1

ARBINET CORPORATION TO BE ACQUIRED BY PRIMUS TELECOMMUNICATIONS
GROUP IN STOCK-FOR-STOCK TRANSACTION

Arbinet to Benefit from Increased Scale, Market Position and Global Reach

HERNDON, VA., – November 11, 2010 – Arbinet Corporation (NASDAQ: ARBX) (“Arbinet”), a leading provider of telecommunications services to fixed and mobile operators, today announced that it has signed a definitive agreement to be acquired by Primus Telecommunications Group Incorporated (OTCBB: PMUG) (“Primus”), a global facilities-based integrated provider of advanced telecommunications products and services in a stock-for-stock merger transaction.

Under the terms of the merger agreement, which has been approved by the Board of Directors of Arbinet, upon recommendation by its special committee which was appointed to evaluate the advisability of the transaction, and by the Board of Directors of Primus, Arbinet common shareholders will receive shares of Primus common stock in exchange for the Arbinet common stock they own.  The transaction is valued at an aggregate value of approximately $28 million.  Based on the companies’ current capitalization, Arbinet shareholders will be expected to own approximately 23% of the combined company, and Primus shareholders will be expected to own approximately 77% of the combined company upon the closing of the transaction.

The agreement contains a go-shop provision under which Arbinet may solicit alternative proposals from third parties during the next 45 calendar days.  There can be no assurances that this process will result in an alternative transaction.

Upon closing, Primus intends to integrate Arbinet’s operations into its Global Wholesale Group.  On a pro forma basis, Primus’ Wholesale business unit is expected to generate over $500 million in annual revenue and bring Primus’ total consolidated annual run rate revenue to over $1 billion.  The combined company is expected to be ranked among the top 12 leading international telecommunications carrier service providers in the world based on annual revenues, is expected to be well positioned to capitalize on its long established experience in carrier telecom operations and to expand its global voice and data operations to meet the evolving demands of telecom operators worldwide.  With its enhanced scale and market position, the combined company is expected to enable wholesale customers to access additional networks and termination routes at competitive rates.  The combined company is expected to have a diversified product portfolio of international voice and data services across all wholesale customer segments.  The anticipated increased global reach is expected to provide additional market opportunities for retail and carrier wholesale interconnectivity.  The combined company would become the only major global provider to offer wholesale customers options to either acquire direct international connections through traditional interconnect arrangements or manage their access needs through Arbinet’s Exchange.

Shawn O'Donnell, President and Chief Executive Officer of Arbinet, stated, “While we have continued to make significant progress in leveraging our unique suite of services to increase customer traffic, pricing pressures and increased competition have continued to affect our bottom line.  As a result, our Board examined a range of strategic alternatives and after careful review, our Board unanimously concluded that our merger with Primus is the best available option for our shareholders.  We believe this transaction will allow Arbinet to respond more effectively to marketplace challenges through enhanced scale, expanded reach, and improved products and services.  In addition, we believe the transaction will allow us to lower our operational costs and benefit from significant synergies.  As an all-stock transaction, this combination provides our stockholders the opportunity to participate in the upside potential of the combined company.  In sum, we have found a strong partner in Primus with a complementary business, outstanding reputation and shared values, and we believe Arbinet will thrive as part of the Primus team.”

Peter D. Aquino, Chairman, President and Chief Executive Officer of Primus, stated, “With the combined carrier services platforms and additional global reach through Arbinet’s Exchange, Primus gains access to additional traffic streams, better routes for termination of voice traffic and the ability to manage multiple segments of carrier customers.  Primus and Arbinet share great cultures of innovation and customer service, and we are pleased to welcome Arbinet’s customers and employees to Primus.”

The combined company will be led by Peter D. Aquino, Chairman, President and Chief Executive Officer of Primus.  Upon the closing of the transaction, an integration team comprised of executives of both companies will make recommendations on how best to organize the combined company.

The Boards of Directors of both companies have approved the merger agreement, which is subject to regulatory approvals and the approval of the stockholders of both companies, among other customary closing conditions.  The transaction is expected to close in the first quarter of 2011.

The BankStreet Group LLC is serving as Arbinet’s financial advisor, and Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. is serving as its legal advisor.

About Arbinet
Arbinet is a leading provider of international voice and IP solutions to carriers and service providers globally. With more than 1,100 carriers across the world utilizing the Arbinet network, Arbinet combines global scale with sophisticated platform intelligence, call routing and industry leading credit management and settlement capabilities. Customers and suppliers include many leading fixed line, mobile, wholesale and VoIP carriers, as well as calling card, ISPs and content providers around the world who buy and sell voice and IP telecommunications capacity and content. The Company can be reached at its corporate headquarters in Herndon, Virginia at (703) 456-4100 or by email at sales@arbinet.com.

About Primus
Primus Telecommunications Group, Incorporated is a leading provider of advanced communication solutions, including traditional and IP voice, data, mobile services, broadband Internet, collocation, hosting, and outsourced managed services to business and residential customers in the United States, Canada, Australia, and Brazil.  Primus is also one of the leading international wholesale service providers to fixed and mobile network operators worldwide. Primus owns and operates its own global network of next-generation IP soft switches, media gateways, hosted IP/SIP platforms, broadband infrastructure, fiber capacity, and data centers located in Canada, Australia, and Brazil.   Founded in 1994, Primus is headquartered in McLean, Virginia.

Important Additional Information Will be Filed With the SEC

This press release may be deemed to be solicitation material regarding the proposed merger of Arbinet Corporation and Primus Telecommunications Group Incorporated. In connection with the proposed merger, Primus Telecommunications Group Incorporated intends to file with the SEC a registration statement on Form S-4, which will include a joint proxy statement/prospectus of Primus Telecommunications Group Incorporated and Arbinet Corporation and other relevant materials in connection with the proposed merger, and each of Primus Telecommunications Group Incorporated and Arbinet Corporation intend to file with the SEC other documents regarding the proposed merger. The final joint proxy statement/prospectus will be mailed to the stockholders of Primus Telecommunications Group Incorporated and Arbinet Corporation. INVESTORS AND SECURITY HOLDERS OF PRIMUS TELECOMMUNICATIONS GROUP INCORPORATED AND ARBINET CORPORATION ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND THE OTHER RELEVANT MATERIAL CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT PRIMUS TELECOMMUNICATIONS GROUP INCORPORATED, ARBINET CORPORATION AND THE PROPOSED MERGER.

The joint proxy statement/prospectus and other relevant materials (when they become available), and any and all documents filed with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Arbinet Corporation by directing a written request to Arbinet Corporation, 460 Herndon Parkway, Suite 150, Herndon, Virginia 20170, Attention: Investor Relations, and by Primus Telecommunications Group Incorporated by directing a written request to Primus Telecommunications Group Incorporated, 7901 Jones Branch Drive, Suite 900, McLean, Virginia 22102, Attention: Investor Relations.

Arbinet Corporation, Primus Telecommunications Group Incorporated and their respective executive officers and directors and other persons may be deemed to be participants in the solicitation of proxies from the stockholders of Arbinet Corporation and Primus Telecommunications Group Incorporated in connection with the proposed merger. Information about the executive officers and directors of Arbinet Corporation and their ownership of Arbinet Corporation common stock is set forth in its proxy statement for its 2010 annual meeting of stockholders, filed with the SEC on April 30, 2010. Information regarding Primus Telecommunications Group Incorporated’s directors and executive officers and their ownership of Primus Telecommunications Group Incorporated common stock is set forth in its proxy statement for its 2010 annual meeting of stockholders, filed with the SEC on June 14, 2010.

Certain directors and executive officers of Arbinet Corporation may have direct or indirect interests in the merger due to securities holdings, pre-existing or future indemnification arrangements and rights to severance payments if their employment is terminated prior to or following the merger. If and to the extent that any of the Arbinet Corporation and Primus Telecommunications Group Incorporated participants will receive any additional benefits in connection with the merger, the details of those benefits will be described in the joint proxy statement/prospectus relating to the merger. Investors and security holders may obtain additional information regarding the direct and indirect interests of Arbinet Corporation, Primus Telecommunications Group Incorporated and their respective executive officers and directors in the merger by reading the joint proxy statement/prospectus regarding the merger when it becomes available.

Forward-looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements relating to: the timing and expected benefits of the proposed merger, including the anticipated closing late in the first quarter of 2011, projected pro form revenues of the combined company, the ranking of the combined company relative to its peers, the combined company’s ability to capitalize on long-established experience in carrier telecom operations, the enhanced scale and market position of the combined company, expectations that customers of the combined company would have access to additional networks and termination routes at competitive rates, expectations that the combined company would have a diversified product portfolio across all wholesale customer segments, the additional market opportunities expected to be realized as a result of the combined company’s anticipated, increased global reach, our beliefs that the transaction will allow Arbinet to be compete more effectively due to enhanced scale, our expectations regarding cost-savings expected to be derived from realizing synergies in the combined company.  These “forward-looking statements” are based on management’s current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by forward-looking statements. These risks and uncertainties include, but are not limited to: the failure of the stockholders of Arbinet Corporation or Primus Telecommunications Group Incorporated to approve the merger or the failure of either party to meet any of the other conditions to the closing of the merger; the failure to obtain regulatory approvals of the transactions contemplated by the merger agreement on the proposed terms and schedule; the failure to realize the anticipated benefits from the merger or delay in realization thereof; our ability to maintain relationships with customers, employees or suppliers following the announcement of the transaction; and the risk that the transactions contemplated by the merger agreement may not be completed in the time frame expected by the parties or at all.  For a further discussion of the risks and uncertainties we face, please refer to Part I, Item 1A of our Annual Report on Form 10-K, for the year ended December 31, 2009, filed with the Securities and Exchange Commission (SEC) on March 17, 2010 and other periodic and current filings that have been filed with the SEC and are available at www.sec.gov. We assume no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, and such statements are current only as of the date they are made.

Contacts:

Gary Brandt, Chief Financial Officer
Arbinet Corporation
(703) 456-4140

Andrea Rose / Jed Repko
Joele Frank, Wilkinson Brimmer Katcher
(212) 355-4449